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                         Subsidiaries of the Registrant


Name of Subsidiary                        State or Jurisdiction of Incorporation
------------------                        --------------------------------------
3013439 Nova Scotia Company               Nova Scotia, Canada
504087 N.B. Inc.                          New Brunswick, Canada
COS Information, Inc.                     Quebec, Canada
Electronic Imaging Services, Inc.         Delaware
Laser Mail Services, Inc.                 Ontario, Canada
Lirpaco, Inc.                             Canadian (Federal)
Moreau Promotional Services, Inc.         Ontario, Canada
Vestcom Connecticut, Inc.                 Connecticut
Vestcom Investments, Inc.                 New Jersey
Vestcom Management Solutions Group, Inc.  New Jersey
Vestcom Massachusetts, Inc.               Massachusetts
Vestcom Mid-Atlantic, Inc.                Delaware
Vestcom New England, Inc.                 Rhode Island
Vestcom Northwest, Inc.                   Delaware
Vestcom Retail Solutions Group, Inc.      Missouri
Vestcom Rhode Island Corp.                Rhode Island
Vestcom St. Louis, Inc.                   Delaware
Vestcom Wisconsin, Inc.                   Wisconsin